                                                                    Exhibit 4.9

                                 AMENDED AND RESTATED
                             CLASS U WARRANT TO PURCHASE

                                   COMMON STOCK OF
                                   QCS CORPORATION

          THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS WARRANT MAY BE MADE ONLY (I) IN A TRANSACTION REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (II) IF ANY EXEMFIION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE AND QCS HAS RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT REASONABLY SATISFACTORY TO IT. QCS WITH FURNISH A FULL STATEMENT OF ALL OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RESTRICTED RIGHTS OF THE SHARES OF EACH CLASS OF STOCK OR SERIES THEREOF OF QCS TO ANY SHAREHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST TO QCS AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE. THE TRANSFER OF THE WARRANT REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF THAT CERTAIN SHAREHOLDERS AGREEMENT AMONG CERTAIN SHAREHOLDERS OF QCS, AS WELL AS OF THAT CERTAIN REGISTRATION RIGHTS AGREEMENT, BOTH DATED AS OF NOVEMBER 22, 1994, AS AMENDED, WHICH AGREEMENTS ALSO CONTAIN OTHER IMPORTANT PROVISIONS RELATING TO SUCH WARRANT. COPIES OF THESE AGREEMENTS ARE ON FILE AT QCS'S PRINCIPAL PLACE OF BUSINESS AND REGISTERED OFFICE AND MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO QCS AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE. BY ACCEPTANCE OF THIS CERTIFICATE, THE HOLDER HEREOF AGREES TO BE BOUND BY THE TERMS OF SUCH AGREEMENTS.

Void on the first business day following the Termination Date (as hereinafter defined).


                                       1.

     This is to verify that, FOR VALUE RECEIVED, a Purchaser pursuant to the QCS Corporation Series A Convertible Preferred Stock Purchase Agreement dated November 22, 1994 (the "Stock Purchase Agreement"), or his registered assigns (hereinafter referred to as the "Holder"), is entitled to purchase, subject to the terms and conditions hereof, from QCS Corporation, a Delaware corporation ("QCS"), _______ shares of Common Stock, par value $.001 per share, of QCS (the "Common Stock"), at any time during the period commencing at 9:00 a.m., Eastern Time on November 23, 1994 (the "Commencement Date") and ending upon automatic conversion of the Series A Preferred into Common Stock (the "Termination Date"), which automatic conversion shall take place upon the earlier of: (i) the first business day following the occurrence of the last one of the three (3) following events: (a) the completion of a thirty-six (36) consecutive month period commencing on the Closing date, (b) the completion of six (6) consecutive quarters of sustained profitability of QCS and (c) the completion of a thirty
(30) consecutive day period during which the low bid for the Common Stock shall have been in excess of five Dollars ($5.00) and (ii) the effective date of a registration statement pertaining to, and subject to the consummation of, an underwritten public offering of QCS's Common Stock at a price of at least $5.00 per share, at an exercise price of U.S. $1.03 per share of Common Stock, payable solely by exchange of shares of Series A Preferred, which are deemed to have a value of U.S. $1.03 per share. The number of shares of Common Stock purchasable upon exercise of this warrant (the "Warrant") and the exercise price per share shall be subject to adjustment from time to time upon the occurrence of certain events as set forth below.

     The shares of Common Stock or any other shares or other units of stock or other securities or property, or any combination thereof then receivable upon exercise of this Warrant, as adjusted from time to time, are sometimes referred to hereinafter as "Exercise Shares". The exercise price per share as from time to time in effect is referred to hereinafter as the "Exercise Price".

1. DEFINITIONS. All terms not otherwise defined herein shall have the meanings given or assigned to them in the Stock Purchase Agreement.

2.   EXERCISE OF WARRANT; ISSUANCE OF EXERCISE SHARES.

     (a) EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part, at any time after the Commencement Date and until and including the Termination Date, upon surrender on any business day to QCS at its principal office, presently located at the address of QCS set forth in Section 10 hereof (or such other office of QCS, if any, as shall theretofore, have been designated by QCS by written notice to the Holder), together with: (i) a completed and executed Notice of Warrant Exercise in the form set forth in Appendix A hereto and made a part hereof and (ii) payment of the full Exercise Price by surrender of certificates representing the Series A Preferred, duly endorsed in blank for transfer to QCS. This Warrant shall be automatically exercised, and all of the Series A Preferred shall be automatically converted into Common Stock pursuant to the terms hereof, on the Termination Date at 10:00 A.M.


                                      2.

     No adjustments to the Exercise Price shall be made for any cash dividends on Exercise Shares issuable upon exercise of the Warrant. QCS shall cancel this Warrant Certificate surrendered upon exercise of this Warrant.

     (b)   ISSUANCE OF EXERCISE SHARES; DELIVERY OF WARRANT CERTIFICATE.   QCS
shall, within ten (10) business days of the exercise of this Warrant, issue in the name of and cause to be delivered to the Holder (or such other person or persons, if any, as the Holder shall have designated in the Notice of Warrant Exercise) one or more certificates representing the Exercise Shares to which the Holder (or such other person or persons) shall be entitled upon such exercise under the terms hereof. Such certificate or certificates shall be deemed to have been issued and the Holder (or such other person or persons so designated) shall be deemed to have become the record holder of the Exercise Shares as of the date of the due exercise of this Warrant.

     (c) EXERCISE SHARES FULLY PAID AND NON-ASSESSABLE. QCS agrees and covenants that all Exercise Shares issuable upon the due exercise of the Warrant represented by this Warrant Certificate will, upon issuance in accordance with the terms hereof, be duly authorized, validly issued, fully paid and non-assessable and free and clear of all taxes (other than taxes which, pursuant to Section 3 hereof, QCS shall not be obligated to pay) or liens, charges, and security interests created by QCS with respect to the issuance thereof.

     (d) RESERVATION OF EXERCISE SHARES. At the time of or before taking any action which would cause an adjustment pursuant to Section 6 hereof increasing the number of shares of capital stock constituting the Exercise Shares, QCS will take any corporate action which may, in the opinion of its counsel, be necessary in order that QCS have remaining, after such adjustment, a number of shares of such capital stock unissued and unreserved for other purposes sufficient to permit the exercise of this Warrant after such adjustment.

     At the time of or before taking any action which would cause an adjustment pursuant to Section 6 hereof, reducing the Exercise Price below the then par value (if any) of the Exercise Shares issuable upon exercise of this Warrant, QCS will take any corporate action which may, in the opinion of its counsel, be necessary in order to ensure that the par value per share of the Exercise Shares is at all times equal to or less than the Exercise Price per share and so that QCS may validly and legally issue fully paid and non-assessable Exercise Shares at the Exercise Price, as so adjusted. QCS will also, from time to time, take such action if at any time the Exercise Price is below the then par value of the Exercise Shares.

     (e) FRACTIONAL SHARES. QCS shall not be required to issue fractional shares of capital stock upon the exercise of this Warrant or to deliver Warrant Certificates which evidence fractional shares of capital stock. In the event that any fraction of an Exercise Share would, except for the provisions of this subparagraph (e), be issuable upon the exercise of this Warrant, QCS shall pay to the Holder exercising the Warrant an amount in cash equal to such fraction multiplied by the Current Market Value of the Exercise Share. For purposes of this subparagraph (e), the Current Market Value shall be determined as follows:


                                      3.

           (i) if the Exercise Shares are traded in the over-the-counter market and not on any national securities exchange and not in the NASDAQ Reporting System, the average of the mean between the last bid and asked prices per share, as reported by the National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, for the last business day prior to the date on which this Warrant is exercised, of if not so reported, the average of the closing bid and asked prices for an Exercise Share as furnished to QCS by any member of the National Association of Securities Dealers, Inc., selected by QCS for that purpose.

           (ii) if the Exercise Shares are listed or traded on a national securities exchange or in the NASDAQ Reporting System, the closing price on the principal national securities exchange on which they are so listed or traded or in the NASDAQ National Market System, as the case may be, on the last business day prior to the date of the exercise of this Warrant. The closing price referred to in this clause (ii) shall be the last reported sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the national securities exchange on which the Exercise Shares are then listed or in the NASDAQ Reporting System; or

           (iii) if no such closing price or closing bid and asked prices are available, as determined in any reasonable manner as may be prescribed by the Board of Directors.

3. PAYMENT OF TAXES. QCS will pay all documentary stamp taxes, if any, attributable to the initial issuance of Exercise Shares upon the exercise of this Warrant; provided, however, that QCS shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Exercise Shares in a name other than that of the Holder of a Warrant Certificate surrendered upon the exercise of this Warrant, and QCS shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to QCS the amount of such tax or shall have established to the satisfaction of QCS that such tax has been paid.

4. MUTILATED OR MISSING WARRANT CERTIFICATE. In case this Warrant Certificate shall be mutilated, lost, stolen or destroyed, QCS may in its discretion issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and in substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate or Warrant Certificates of like tenor and in the same aggregate denomination, but only (i) in the case of loss, theft or destruction, upon receipt of evidence satisfactory to QCS of such loss, theft or destruction of such Warrant Certificate and indemnity or bond, if requested, also satisfactory to them and (ii) in the case of mutilation, upon surrender of the mutilated Warrant. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as QCS or its counsel may prescribe.

5. REGISTRATION OF TRANSFERS AND EXCHANGES. The Warrant shall be transferable, subject to the provisions of Section 7 hereof, only upon the books of QCS, if any, to be maintained by it for that purpose, upon surrender of the Warrant Certificate to QCS at its principal office accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to QCS and duly executed by the Holder thereof or the duly appointed legal


                                      4.

representative thereof or by a duly authorized attorney and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. In all cases of transfer by an attorney, the original letter of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with QCS. In the case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with QCS in its discretion. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee named in such instrument of transfer, and the surrendered Warrant Certificate shall be cancelled by QCS.

     Any Warrant Certificate may be exchanged, at the option of the Holders thereof and without charge, when surrendered to QCS at its principal office, or at the office of its transfer agent, if any, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate the right to purchase from QCS a like number and kind of Exercise Shares as the warrant Certificate surrendered for exchange or transfer, and the Warrant Certificate so surrendered shall be canceled by QCS or transfer agent, as the case may be.

6. ADJUSTMENT OF EXERCISE SHARES AND EXERCISE PRICE. The Exercise Price and the number and kind of Exercise Shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as hereinafter provided. The Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of each Warrant shall be subject to adjustment as follows:

     (a) In the case QCS shall (i) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (ii) subdivide or classify its outstanding Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionally adjusted so that the Holder of this Warrant after such date shall be entitled to receive the aggregate number and kind of shares of Common Stock which, if this Warrant had been exercised by such Holder immediately prior to such date, the Holder would have owned upon such exercise and been entitled to receive upon such dividend subdivision, combination or reclassification. For example, if QCS declares a 2 for 1 stock dividend or stock split and the Exercise Price immediately prior to such event was $1.03 per share, the adjusted Exercise Price immediately after such event would be $0.515 per share. Such adjustment shall be made successively whenever any event listed above shall occur.

     (b) In case QCS shall hereinafter issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (or having a conversion price per share) less than the Current Market Price of the Common Stock (as defined in subsection (d) below) on the record date mentioned below, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional


                                        5.

shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price per share of the Common Stock and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

     (c) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection (a) above, the number of Exercise Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Exercise Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

     (d) For the purpose of any computation under Subsection (b) above, the Current Market Price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for thirty (30) consecutive business days before such date. The closing price for each day shall be the last sale price regular way or, in case no such reported sale takes place on such day, the average of the last reported bid and lowest reported asked prices as reported by N ASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors.

     (e) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least ten cents ($0.10) in such price; provided, however, that any adjustments which by reason of this Subsection (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 6 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Notwithstanding anything in this Section 6 to the contrary QCS shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section 6, as it, in its sole discretion, shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of Common Stock, issuance of warrants to purchase Common Stock or distribution of evidences of Indebtedness or other assets (excluding cash dividends) referred to hereinabove in this
Section 6 hereafter made by QCS to the holders of its Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.


                                      6.

     (f) Whenever the Exercise Price is adjusted, as herein provided, QCS shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of each Warrant to be mailed to the Holders, at their last addresses appearing in the Warrant Register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. QCS may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by QCS) to make any computation required by this Section 6, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

     (g) In the event that at any time, as a result of an adjustment made pursuant to Subsection (a) above, the Holder of this Warrant becomes entitled to receive any Exercise Shares of QCS, other than Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (a) to (e), inclusive above.

     (h) Irrespective of any adjustments in the Exercise Price or the number or kind of Exercise Shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to denominate the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

     (i) Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, QCS shall forthwith file in the custody of its Secretary or an Assistant-Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and QCS shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder.

7. RESTRICTIONS ON TRANSFERABILITY; RESTRICTIVE LEGEND. Neither this Warrant nor the Exercise Shares shall be transferable except in accordance with the provisions of this Section.

     (a) RESTRICTIONS ON TRANSFER; INDEMNIFICATION. The Holder is aware that neither the Warrant nor the Exercise Shares are registered under the Securities Act or under any state securities law.

     The Holder agrees to indemnify and hold harmless QCS against any loss, damage, claim or liability arising from the disposition of this Warrant or any Exercise Share held by such Holder or any interest therein resulting from the Holder's violation of the provisions of this Section 7.

     (b) The Holder agrees that is shall not offer for sale, sell or otherwise transfer amount of Exercise Shares in any week which exceeds two percent (2 %) of the average weekly


                                       7.

reported volume of trading in Common Stock of QCS on the NASDAQ Reporting System or such other exchange as such securities may then be listed, during the four
(4) calendar weeks preceding the date of such sale.

     (c)   RESTRICTIVE LEGENDS.

           (i) Unless and until otherwise permitted by this Section 7, this Warrant Certificate and each Warrant Certificate issued to the Holder or to any transferee or assignee of this Warrant Certificate, shall bear the following legend:

           "THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS WARRANT MAY BE MADE ONLY (I) IN A TRANSACTION REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (II) IF ANY EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE AND QCS HAS RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT REASONABLY SATISFACTORY TO IT. QCS WILL FURNISH A FULL STATEMENT OF ALL OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OF STOCK OR SERIES THEREOF OF QCS TO ANY SHAREHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST TO QCS AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE. THE TRANSFER OF THIS WARRANT REPRSENTED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF THAT CERTAIN SHAREHOLDERS AGREEMENT AMONG CERTAIN SHAREHOLDERS OF QCS, AS WELL AS OF THAT CERTAIN REGISTRATION RIGHTS AGREEMENT, BOTH DATED AS OF NOVEMBER 22, 1994, AS AMENDED, WHICH AGREEMENTS ALSO CONTAIN OTHER IMPORTANT PROVISIONS RELATING TO SUCH WARRANT. COPIES OF THESE AGREEMENTS ARE ON FILE AT QCS'S PRINCIPAL PLACE OF BUSINESS AND REGISTERED OFFICE AND MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO QCS AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE. BY ACCEPTANCE OF THIS CERTIFICATE, THE HOLDER HEREOF AGREES TO BE BOUND BY THE TERMS OF SUCH AGREEMENTS. "


                                        8.

           (ii) Unless and until otherwise permitted by this Section 7, each stock certificate representing the Exercise Shares issued to the Holder or to any transferee or assignee thereof shall bear the following legend:

           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE ONLY (I) IN A TRANSACTION REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (II) IF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE AND QCS HAS RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT REASONABLY SATISFACTORY TO IT. QCS WILL FURNISH A FULL STATEMENT OF ALL OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OF STOCK OR SERIES THEREOF OF QCS TO ANY SHAREHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST TO QCS AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE. THE TRANSFER OF SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF THAT CERTAIN SHAREHOLDERS AGREEMENT AMONG CERTAIN SHAREHOLDERS OF QCS, AS WELL AS OF THAT CERTAIN REGISTRATION RIGHTS AGREEMENT, BOTH DATED AS OF NOVEMBER 22, 1994, AS AMENDED, WHICH AGREEMENTS ALSO CONTAIN OTHER IMPORTANT PROVISIONS RELATING TO SUCH SHARES. COPIES OF THESE AGREEMENTS ARE ON FILE AT QCS'S PRINCIPAL PLACE OF BUSINESSAND REGISTERED OFFICE AND MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO QCS AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE. BY ACCEPTANCE OF THIS CERTIFICATE, THE HOLDER HEREOF AGREES TO BE BOUND BY THE TERMS OF SUCH AGREEMENTS."

     (d) NOTICE OF PROPOSED TRANSFERS. Prior to any transfer, offer to transfer or attempted transfer of this Warrant or any Exercise Share, the Holder of such security shall give written notice to QCS of such Holder's intention of effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer.


                                       9.

8. REGISTRATION RIGHTS. This Warrant and the Exercise Shares may be registered pursuant to the Registration Rights Agreement dated November 22, 1994 which Agreement is expressly incorporated herein by reference.

9. NOTICES. Any notice, request, instruction or other document to be given hereunder by any Party hereto shall be in writing and shall be delivered and shall be effective as set forth in Section 8.3 of the Stock Purchase Agreement.

10. SUPPLEMENTS AND AMENDMENTS. QCS may, from time to time, supplement or amend this Warrant Certificate without the approval of the Holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision, or to make any other provisions in regard to matters or question herein arising hereunder which QCS may deem necessary or desirable and which shall not materially adversely affect the interests of the Holder.

11. SUCCESSORS AND ASSIGNS. This Warrant shall insure to the benefit of and be binding on the respective successors, assigns and legal representatives of the Holder and QCS.

12. SEVERABILITY. If for any reason any provision, Section or term of this Warrant Certificate is held to be invalid or unenforceable, all other valid provision herein shall remain in full force and effect and all terms, provisions and paragraphs of this Warrant shall be deemed to be severable.

13. GOVERNING LAW. This Warrant shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of said State.

14. HEADINGS. Paragraph and subparagraph headings, used herein are included herein for convenience of reference only and shall not affect the construction of this Warrant Certificate nor constitute a part of this Warrant Certificate for any other purpose.

     IN WITNESS WHEREOF, QCS has caused these presents to be duly executed the day and year defined herein as the 'Commencement Date."

                                   QCS CORPORATION

                                   By.____________________________
                                        Executive Officer


                                       10.

                                      APPENDIX A

                              NOTICE OF WARRANT EXERCISE

     Pursuant to a Warrant by and between the undersigned and QCS Corporation, a Delaware corporation (the "QCS"), dated as of November 22, 1994, (the "Warrant") the undersigned hereby irrevocably elects to exercise its warrant to the extent of purchasing _______ shares of Common Stock (the "Warrant Shares") of QCS as provided for therein. All capitalized terms used herein shall have the meanings assigned to such terms in the Warrant.

     The undersigned hereby represents and agrees that the Warrant Shares purchased pursuant hereto are being purchased for investment and not with a view to the distribution or resale thereof, and that the undersigned understands that said Warrant Shares have not been registered under the Securities Act of 1933, as amended.

     Payment of the full Exercise Price of the Exercise Shares is enclosed herewith, in the form of certificates for the Series A Preferred, duly endorsed in blank for transfer to QCS.

     The undersigned request that a certificate for the Exercise Shares be issued in the name of:


           _____________________________________________
           _____________________________________________
           _____________________________________________
           _____________________________________________

(Please print name, address and social security number)

Dated:     ________________________________, 199________
Address:   _____________________________________________
           _____________________________________________
           _____________________________________________
           _____________________________________________


Signature:
           _____________________________________________


                                         11.